UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 7, 2006

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Columbia , Aliso Viejo, CA	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (949) 425-5700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    Other Events.

On November 7, 2006 Clarient Inc. (“Company”) received a notice from the Nasdaq Listing Qualification Staff (“Staff”) that since the Company’s common stock has been at $1.00 per share or greater for at least ten consecutive business days, the Company has regained compliance with Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”).  The Staff has indicated this matter is now closed.

                The Company had received notice from the Staff on July 10, 2006 that its common stock was subject to delisting from the Nasdaq Capital Market as a result of failure to maintain the minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Rule.

A copy of the press release, dated November 8, 2006, announcing the Company regaining Nasdaq listing compliance, is attached hereto as Exhibit 99.1.  A copy of the notification letter from Nasdaq, dated November 7, 2006  is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.  The following exhibits are filed with this document:

Exhibit No.	Description of Exhibit
99.1	Press Release of Clarient Inc., dated November 8, 2006.

99.2	Notification letter from the Nasdaq to the Company, dated November 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	By:	/s/ James V. Agnello
		Name:	James V. Agnello
		Title:	Chief Financial Officer Senior Vice President and